UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
January 17, 2021
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3200 Olympus Blvd, Suite 100
Dallas, Texas 75019
(Address of principal executive offices)
(972) 870-6400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Change of Control Severance Plan
On January 17, 2021 (the “Effective Date”), the Compensation Committee of the Board of Directors (the “Committee”) of Blucora, Inc. (the “Company”) adopted the Blucora, Inc. Executive Change of Control Severance Plan (the “Plan”) in order to bring the Company’s change of control practices in line with market practices for the Company’s executives (other than its Chief Executive Officer, who is not a Participant in the Plan). On January 17, 2021, Marc Mehlman, the Company’s Chief Financial Officer, Curtis Campbell, the Company’s President of Software, Todd Mackay, the Company’s President, Wealth Management, and Ann Bruder, the Company’s Chief Legal, Corporate Development and Administrative Officer, were each designated as Participants under the Plan, subject to their execution of a “Participation Agreement” (as defined in the Plan and which contains, as a condition of participation, an extension of the duration of certain restrictive covenants the employee is subject to from 12 to 24 months following a “Qualifying Termination”).
The Plan provides severance benefits to executive-level employees of the Company who are selected by the Plan Administrator (as defined in the Plan) and have entered into a Participation Agreement (each, a “Participant”), and whose employment is terminated in a “Qualifying Termination,” meaning a termination without “Cause” (as defined in the Plan) or resignation with “Good Reason” (as defined in the Plan), in each case, within 24 months following a “Change of Control” (as defined in the Plan) or within two months prior to, and in connection with, a Change of Control that is ultimately consummated. Severance benefits payable under the Plan will replace (and be paid in lieu of) any cash or non-cash change-of-control severance benefits that a Participant otherwise is eligible to receive under any other agreements entered into between the Company and Participant, and no Participant shall be entitled to change-in-control severance benefits under both the Plan and any other severance arrangement maintained by the Company.
If a Participant’s employment terminates in a Qualifying Termination, he or she will receive the following severance benefits (in each case, in a lump sum within 10 days following the date on which a release of claims by such Participant in favor of the Company becomes irrevocable):
(i)an amount equal to two times the sum of (A) the Participant’s annual base salary (as in effect on the date of the Qualifying Termination (or prior to any reduction for purposes of Good Reason)) and (B) the Participant’s target annual bonus for the calendar year in which the Qualifying Termination occurs;
(ii)any accrued, but unpaid as of the date of the Qualifying Termination, annual cash bonus for any completed fiscal year preceding a Qualifying Termination;
(iii)an amount equal to the Participant’s target annual cash bonus of the calendar year in which the Qualifying Termination occurs prorated based on the number of days Participant remained an employee; and
(iv)an amount equal to the monthly premium for continuation healthcare coverage for the Participant under the Company’s group health plan then in effect, including for coverage of any spouse or dependent child of the Participant, multiplied by 24.
In addition, upon a Qualifying Termination (or if later, the Change of Control), a Participant’s outstanding equity awards will fully vest, all performance conditions (if any) will be deemed satisfied at the target performance level, all restrictions on any such outstanding equity awards will lapse and any outstanding stock options will remain exercisable until the later of the first anniversary of the Qualifying Termination and the original expiration date applicable to such options. The payments and benefits described in this paragraph and the foregoing clauses (i)-(iv) are referred to as “Severance Benefits.”
If any payments and benefits to be paid or provided to a participant, whether pursuant to the terms of the Plan or otherwise, would be subject to excise taxes under the “golden parachute” provisions of the Internal Revenue Code, such payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such reduction would result in a greater after-tax benefit to the participant.
Any payments under the Plan are expressly conditioned on the execution of a general release and waiver substantially in a form prescribed by the Company. In addition, the Plan Administrator may, in the event of a Participant’s material breach of a material obligation of Participant to the Company pursuant to any award or agreement between Participant and the Company, including a material breach of any agreement containing restrictive covenants (e.g., confidentiality and non-competition provisions) or a determination that an event constituting Cause has occurred, terminate the right of such Participant to receive any Severance Benefits and seek the recoupment of any Severance Benefits paid to such Participant.
The Plan may be terminated or amended by the Committee, provided that (i) any termination or amendment of the Plan may not materially impair the rights of a Participant whose Qualifying Termination occurs prior to such termination or amendment and (ii) no termination or amendment of the Plan that adversely affects a Participant, without such adversely impacted Participant’s consent, may occur (x) during any period in which the Company takes steps or continues to take steps that would reasonably be expected to lead to a Change of Control or during the six month period after such steps cease to be taken or (y) within 24 months after a Change in Control.
The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No	Description

10.1	Blucora, Inc. Executive Change of Control Severance Plan, including the form of Participation Agreement as Appendix A thereto.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 19, 2021

BLUCORA, INC.

	By	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal, Development and
Administrative Officer and Secretary